                                                                   EXHIBIT 10.10


                           STOCK PURCHASE AGREEMENT
                           ------------------------

     AGREEMENT dated as of September 10, 1999 by and among PartMiner, Inc., f/k/a Dast Corporation, d/b/a Microcom Technologies, a New York corporation (the "Company"), Elsevier Realty Information, Inc., a Delaware corporation (the "Purchaser"), and Daniel Nissanoff (the "Stockholder").

                                 Introduction
                                 ------------

     Purchaser wishes to purchase an aggregate of 69,459 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), and the Company and
                                             ------------
Stockholder each wish to sell shares of the Common Stock to Purchaser.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                             PURCHASE AND SALE OF
                     COMMON STOCK; PURCHASE PRICE; CLOSING

     Section 1.01.  Purchase and Sale of Common Stock.  In reliance upon the
     ------------   ---------------------------------
representations and warranties contained herein, and subject to the terms and conditions hereof, the Company agrees to issue and sell to Purchaser, and the Stockholder agrees to sell to Purchaser, and Purchaser agrees to purchase from the Company and the Stockholder, respectively, the number of shares of Common Stock indicated on Schedule 1.01 hereto.
                   -------------

     Section 1.02.  Purchase Price.  The aggregate purchase price for the Common
     ------------   --------------
Stock shall be $15,000,000 (the "Purchase Price"), $10,000,000 to be paid to the
                                 --------------
Company and $5,000,000 to be paid to Stockholder, each sum payable by wire transfer in immediately available funds to an account designated by each of the Company and the Stockholder. The Purchase Price shall be payable at the Closing (as hereinafter defined).

     Section 1.03.  Closing.  The purchase and sale of the Common Stock shall
     ------------   -------
take place at a closing (the "Closing") to be held at the offices of Purchaser
                              -------
at 275 Washington Street, Newton, Massachusetts, or such other place as is agreed to by the parties, on September 9, 1999, or if the conditions to Closing specified herein are not then satisfied or waived, such date which is five (5) business days after the satisfaction or waiver of such conditions (the "Closing
                                                                        -------
Date").
-----

     Section 1.04.  Purchase Price Adjustment.  In the event that the Company
     ------------   -------------------------
completes a private financing within ninety (90) days of the Closing at a valuation of the Company of less than $150 million, the Company will refund to Purchaser $100,000 in cash for every $1,000,000 by which $150 million exceeds the valuation of the Company used for the purposes of such financing (appropriately adjusted for any valuation which is not equal to a multiple of

$1,000,000). The foregoing refund will be paid to Purchaser within ten (10) days of the closing of such financing by wire transfer to an account designated by Purchaser. In addition, for a period of twelve (12) months from the Closing Date, the Company shall not complete an initial public offering of the Company's securities pursuant to a registration statement under the Act (as defined below) at a valuation of the Company of less than $110,000,000, without the consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchaser that the information set forth in this Article II is true and correct as of the date hereof and will be true and correct as of the Closing.

     Section 2.01.  Organization and Standing.  The Company is a corporation
     ------------   -------------------------
duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all necessary corporate power and authority to own its properties and to carry on its business as currently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in the States of California, New Jersey and Massachusetts, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction where the failure to qualify would have a material adverse effect on the Company.

     Section 2.02.  Subsidiaries.  Schedule 2.02 sets forth a list of each
     ------------   ------------   -------------
Subsidiary (as hereinafter defined). Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation of such Subsidiary, as set forth on Schedule 2.02. Each
                                                  -------------
Subsidiary has all necessary corporate power and authority to own its properties and to carry on its business as currently conducted and as proposed to be conducted. Except as set forth on Schedule 2.02, the Company has no
                                   -------------
Subsidiaries, holds no securities of any other entity, is not a party to any joint venture or partnership and has made no investment in any third party. As used herein, "Subsidiary" means any corporation or other entity a majority of
              ----------
the voting securities or economic interest of which is held by the Company or any Subsidiary.

     Section 2.03.  Charter and By-Laws.  The copies of the Certificate of
     ------------   -------------------
Incorporation and the By-Laws of the Company furnished to the Purchaser are true and correct in all respects.

     Section 2.04.  Validity and Enforceability.  This Agreement is, and each of
     ------------   ---------------------------
the other agreements and instruments of the Company contemplated hereby will be the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights or general principals of equity.

     Section 2.05.  Capital Stock.
     ------------   -------------

          (a) The authorized capital stock of the Company consists of (x) 106,122 shares of preferred stock, $.01 par value per share (the "Senior
                                                                  ------
Preferred Shares"), all of which is issued and outstanding and (y) 1,500,000
----------------
shares of Common Stock of which 302,041 is issued and outstanding and 114,714 shares are reserved for future issuance upon the exercise of outstanding stock options and the conversion of the Senior Preferred Shares.

          (b) Schedule 2.05(b) hereto sets forth a complete and accurate list of
              ----------------
all holders of the Company's outstanding capital stock, and all options, warrants, convertible securities and other rights which may afford any person or entity the right to acquire shares of any class of capital stock of the Company, including, without limitation, any capital stock, option, warrant, convertible security or other security or right which the Stockholder or the Company has a current intention to issue or sell, in each case prior to and immediately after the Closing.

          (c) Schedule 2.05(c) hereto also sets forth the authorized capital
              ----------------
stock of each Subsidiary, the number of shares of each class outstanding and the record and beneficial holder thereof. No Subsidiary has issued or granted any option, warrant, convertible security or other right or agreement which affords any person or entity the right to purchase or otherwise acquire any shares of its capital stock.

          (d) Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any of its equity securities (other than in accordance with the Company's Certificate of Incorporation or this Agreement). Except as set forth on
Schedule 2.05(d), no person has any right of first refusal or preemptive right
----------------
in connection with the issuance of the Common Stock issuable upon exercise of any stock options or the conversion of any Company indebtedness or with respect to any future offer, sale or issuance of securities by the Company or its shareholders, other than as set forth herein.

          (e) The shares of Common Stock purchased by Purchaser hereunder, when delivered, will be duly and validly issued and outstanding, fully paid and nonassessable, and free to the holder thereof of any liens, encumbrances and restrictions (other than under applicable securities laws or as set forth in any stockholders agreements to be entered into by Purchaser in connection with the consummation of the transactions contemplated by this Agreement).

          (f) To the Company's knowledge, the offer and sale of all shares of capital stock or other securities of the Company issued prior to the Closing complied with or were exempt from all the registration provisions of federal and state securities laws.

     Section 2.06.  Compliance With Law, etc.  The Company and each Subsidiary
     ------------   ------------------------
are not, and the execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby, or the taking of any other action contemplated by this Agreement or any of such other agreements will not result in (i) violation of any term of the Company's Certificate of Incorporation or Bylaws, the charter or bylaws of any Subsidiary, (ii)
material violation of any material agreement, lease, license, mortgage, instrument, arrangement, judgment, decree, or order, (iii) violation of any law, statute, rule or governmental regulation to which the Company or any Subsidiary is subject, which would result in a material adverse change in the condition (financial or otherwise), business, properties or prospects of the Company and its Subsidiaries, on a consolidated basis. The Company and each Subsidiary have all governmental licenses, authorizations, registrations and permits (collectively, "Permits") necessary for the conduct of their businesses, as currently conducted and as proposed to be conducted, all of which licenses, registrations and permits are listed on Schedule 2.06 hereto, except where the
                                        -------------
failure to have any such Permit could not result in a material adverse change in the condition (financial or otherwise), business, properties or prospects of the Company and its Subsidiaries, on a consolidated basis. All such licenses, registrations and permits are in full force and effect and there is no proceeding pending or threatened (or any basis therefor) to revoke or limit any such license, registration or permit which would result in a material adverse change in the condition (financial or otherwise), business, properties or prospects of the Company and its Subsidiaries, on a consolidated basis.

     Section 2.07.  Financial Statements.  The Company has delivered to the
     ------------   --------------------
Purchaser (a) its consolidated balance sheet (the "Balance Sheet") as at June
                                                   -------------
30, 1999 (the "Balance Sheet Date"), and the audited, consolidated statement of
               ------------------
income, retained earnings and cash flows of the Company for the year then ended, and (b) the audited, consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1998 and the related statement of income, retained earnings and cash flows for the year then ended, audited by Ernst & Young LLP. Such financial statements and the notes thereto are complete and accurate in all material respects and fairly present the consolidated financial condition of the Company and its Subsidiaries at the dates thereof and the results of operations for the periods then ended, and were prepared in accordance with the books and records of the Company and its Subsidiaries in conformity with generally accepted accounting principles consistently applied during the periods covered thereby.

     Section 2.08.  Material Adverse Changes.  Except as set forth on Schedule
     ------------   ------------------------                          --------
2.08, since the Balance Sheet Date, the Company and each Subsidiary have
----
conducted their business only in the usual and ordinary course and there has been no (a) material adverse change in the condition (financial or otherwise), business, properties or prospects of the Company and its Subsidiaries, on a consolidated basis, (b) material increase in the compensation or commission rate payable by the Company or any Subsidiaries to any officer, director, employee or agent or bonus or similar payment (or commitment therefor) to any officer, director, employee, agent or Affiliate (as hereinafter defined) thereof, (c) dividend, distribution, redemption, recapitalization or other transaction involving the Company's capital stock, except as otherwise expressly contemplated by this Agreement, (d) material capital expenditure or commitment therefor, or (e) material acquisition or disposition of assets or property or commitment therefor.

     Section 2.09.  Assets.
     ------------   ------

     (a)  Personal Property.  Except as set forth on Schedule 2.09(a), the
          -----------------                          ----------------
Company and each Subsidiary owns, or has a valid leasehold or license interest in, all assets necessary for the conduct of its business as presently conducted and as proposed to be conducted, in each case free and clear of all liens, claims, security interests, charges and encumbrances. All of such assets are reflected on the Balance Sheet, except to the extent acquired after the Balance Sheet Date. All material operating assets of the Company and the Subsidiaries are in good operating condition and repair, normal wear and tear excepted.

     (b) Real Property.  The Company and each Subsidiary enjoys peaceful and
         -------------
quiet possession of their leased premises as shown on Schedule 2.09(b) and have not received any notice asserting the existence of a default under any such lease or indicating that the lessor thereunder has taken action or threatened early termination of the lease.

     Section 2.10.  Litigation.  Except as set forth on Schedule 2.10, no
     ------------   ----------                          -------------
litigation, claims, actions, proceedings or investigations are pending, or to the Company's knowledge, threatened against the Company or any Subsidiary.

     Section 2.11.  Tax Matters.  The Company and each Subsidiary has correctly
     ------------   -----------
and timely prepared and filed all tax returns required to have been filed by it with all appropriate federal, state and local governmental agencies and timely paid all taxes owed by it. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes for all fiscal periods are adequate, and there are no unpaid assessments of the Company or any Subsidiary nor any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audit by any federal, state or local taxing authority. All taxes and other assessments and levies which the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party. The Company has furnished the Purchaser with true and correct copies of all of its tax returns, including any amendments, for all open years. There are no tax liens or claims pending, or to the Company's knowledge, threatened against the Company, or any Subsidiary, or any of their respective assets or property.
There are no outstanding tax sharing agreements or other such arrangements between the Company or any Subsidiary and any other corporation or entity (other than between the Company and its Subsidiaries). The tax basis of the assets of the Company by category, including the classification of such assets as being depreciable or amortizable, as reflected in its tax returns, is true and correct in all material respects. The Company does not have a current election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code") to
                                                                       ----
be taxed as an S corporation. Neither the Company, any Subsidiary nor the Stockholder has ever filed a consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

     Section 2.12.  Material Contracts.  Schedule 2.12 is a complete and
     ------------   ------------------   -------------
accurate list of all of the following kinds of contracts, agreements and arrangements (whether written or unwritten) of the Company or any Subsidiary:

          (a) contracts with any employee, officer, director or stockholder, or any known relative or Affiliate (which term is used in this Agreement as defined in the Rules promulgated under the Securities Act of 1933, as amended (the "Act")) thereof;
 ---

          (b) licenses, leases, contracts and other arrangements with respect to any property of the Company or any Subsidiary having a value or resulting in (or required to generate) revenues to or expenses of the Company or its Subsidiaries of $100,000 or more, including without limitation, all real estate leases, and licenses relating to the use of Intellectual Property (as defined in Section 2.21);

          (c) agreements, contracts or instruments relating to the borrowing of money, the capital lease or purchase on an installment basis of any asset or the guarantee of any of the foregoing involving more than $75,000;

          (d) contracts with respect to which the Company or any Subsidiary has any liability or obligation, contingent or otherwise, or which may otherwise have a continuing effect for one year or more after the date of this Agreement, involving more than $75,000;

          (e) contracts which place any material limitation on the method of conducting or scope of the business of the Company or any Subsidiary; and

          (f) any other contract which would be required to be disclosed as an exhibit to a Registration Statement on Form S-1 under the Act filed by the Company.

     The Company has furnished to the Purchaser copies of all such contracts (including all amendments and modifications thereto), or written descriptions thereof, in the case of oral contracts, and each such contract (or written description) sets forth the entire (or material terms in the case of an unwritten agreement) agreement and understanding between the Company or a Subsidiary and the other parties thereto. Each such contract is valid, binding and in full force and effect, and there is no event which has occurred or exists, which constitutes or which, with notice, the happening of any event and/or the passage of time, would constitute a default or breach by the Company or a Subsidiary under any such contract or would cause the acceleration of any obligation of any party thereto or give rise to any right of any other party of termination or cancellation thereof. Neither the Company nor the Stockholder has any reason to believe that the parties to such contracts will not fulfill their obligations thereunder in all material respects.

     Section 2.13.  Employees and Compensation.  Schedule 2.13 sets forth a
     ------------   --------------------------   -------------
complete and accurate list of (a) all employment and consulting contracts, arrangements or plans with any employee of or consultant to the Company or any Subsidiary and (b) all employees of and consultants to the Company or any Subsidiary, with 1998 compensation in excess of $100,000, showing date of hire, hourly rate or salary or other basis of compensation and other benefits accrued as of a recent date, each increase and bonus granted since January 1, 1998, and job function of salaried employees. None of the employees of the Company or any Subsidiary is represented by a union, and there is no labor strike, dispute, slowdown, stoppage, organizational effort, dispute or proceeding by or with any employee or former employee of the Company or any Subsidiary or any labor union pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary.

     Section 2.14.  Customers and Suppliers.   Schedule 2.14 sets forth a list
     ------------   -----------------------    -------------
of all customers of the Company or any Subsidiary which accounted for at least $500,000 of gross sales by the Company or each Subsidiary during the fiscal year ended December 31, 1998. To the

Company's knowledge, the Company's and each Subsidiary's relationships with such customers and with its material suppliers are good commercial working relationships. Except as set forth on Schedule 2.14, since December 31, 1997, no
                                      -------------
supplier representing more than $500,000 of annualized purchases by the Company or any Subsidiary (in the case of a supplier) has terminated or, to the Company's knowledge, threatened to terminate, its relationship with the Company or any Subsidiary, or has decreased materially or threatened to decrease or limit materially the services, supplies or materials supplied to or purchased from the Company or any Subsidiary.

     Section 2.15.  Environmental Matters.  Except as provided on Schedule 2.15,
     ------------   ---------------------                         -------------
(a) the ownership or use of the Company's and the Subsidiaries' premises and assets, the occupancy and operation thereof, and the conduct of the Company's and the Subsidiaries' business are in compliance in all material respects with all applicable federal, state and local laws, ordinances, regulations, standards and requirements relating to safety, health, pollution, environmental protection, hazardous substances and related matters and (b) there is no liability attaching to such premises or assets or the ownership, use or operation thereof as a result of any hazardous substance that may have been discharged on or released from such premises, or disposed of on-site or off-site, or any other circumstances occurring prior to the Closing or existing as of the Closing. For purposes of this Section, "hazardous substance" shall mean oil or any other substance which is included within the definition of a "hazardous substance," "pollutant," "toxic substance," "toxic waste," "hazardous waste," "contaminant" or other words of similar import in any federal, state or local environmental law, ordinance or regulation.

     Section 2.16.  Insurance.  Schedule 2.16 lists all insurance policies
     ------------   ---------   -------------
maintained by the Company or any Subsidiary, all of which are valid and in full force. All premiums due to date under such policies have been paid, and no default exists thereunder. To the Company's knowledge, the insurance listed on
Schedule 2.16 is in amounts adequate and appropriate for the business, and to
-------------
avoid the operation of any coinsurance provision. Neither the Company nor any Subsidiary has received any notice of any proposed material increase in the premiums payable for coverage, or proposed reduction in the scope (or discontinuance entirely) of coverage, under any of such insurance policies.

     Section 2.17.  Employee Benefit Plans.
     ------------   ----------------------

          (a) Schedule 2.17 sets forth all employee benefit plans, agreements,
              -------------
commitments, practices or arrangements of any type (including, but not limited to, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained by the Company or any Subsidiary
                          ------
for the benefit of current or former employees or directors of the Company or any Subsidiary, or with respect to which the Company or any Subsidiary has a liability, whether direct or indirect, actual or contingent (including, but not limited to, liabilities arising from affiliation under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA) (collectively, the "Benefit
                                                                 -------
Plans").  There are no material benefit plans, agreements, commitments,
-----
practices or arrangements of any type providing benefits to employees or directors of the Company or any Subsidiary, other than the Benefit Plans.

          (b) With respect to each Benefit Plan, the Company has delivered to the Purchaser true and complete copies of: (i) any and all plan texts and agreements; (ii) any and all material communications to employees (including all summary plan descriptions and material modifications thereto); (iii) the two most recent annual reports, if applicable; (iv) the most recent annual and periodic accounting of plan assets, if applicable; and (v) the most recent determination letter received from the Internal Revenue Service (the "Service"),
                                                                      -------
if applicable.

          (c) With respect to each Benefit Plan: (i) if intended to qualify under Section 401(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered and enforced in accordance with its terms and all applicable laws in all material respects; (iii) no breach of fiduciary duty by the Company has occurred with respect to which the Company, any Subsidiary or any Benefit Plan may be liable or otherwise damaged in any material respect; (iv) no material disputes are pending or threatened; (v) no "prohibited transaction" (within the meaning of either Section 4975(c) of the Code or Section 406 of ERISA) has occurred with respect to which the Company or any Benefit Plan may be liable or otherwise damaged in any material respect; (vi) all contributions, premiums, and other payment obligations have been accrued on the financial statements of the Company in accordance with generally accepted accounting principles, and, to the extent due, have been made on a timely basis, in all material respects; (vii) all contributions made or required to be made under such plan meet the requirements for deductibility under the Code; (viii) the Company has expressly reserved in itself the right to amend, modify or terminate such plan, or any portion of it, without liability to itself; (ix) no such plan requires the Company to continue to employ any employee or director.

          (d) With respect to each Benefit Plan which provides welfare benefits of the type described in Section 3(1) of ERISA: no such plan provides medical or death benefits with respect to current or former employees or directors of the Company beyond their termination of employment, other than coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code, (ii) each such plan has been administered in compliance with Sections 601-608 of ERISA and 4980B(f) of the Code; and (iii) no such plan has reserves, assets, surpluses or prepaid premiums.

     Section 2.18.  Registration Rights.  Except as set forth on Schedule 2.18,
     ------------   -------------------                          -------------
the Company is not a party to any agreement or commitment which obligates the Company to register under the Act any of its outstanding securities or any of its securities which may hereafter be issued.

     Section 2.19.  Offering.  Subject to the accuracy of the Purchaser's
     ------------   --------
representations in Article IV of this Agreement, the offer, issuance and sale of the Common Stock constitutes, and will constitute, transactions exempt from the registration requirements of Section 5 of the Act and the Company has obtained all qualifications, permits, and other consents, if any, required by all applicable state securities laws.

     Section 2.20.  Affiliate Transactions.  Except as set forth on Schedule
     ------------   ----------------------                          --------
2.20, neither the Company nor any Subsidiary is a party to any material contract
----
or arrangement, either directly or indirectly, with any of the officers, directors or stockholders of the Company or any Subsidiary, their known relatives or Affiliates.

     Section 2.21.  Intellectual Property.  Schedule 2.21 sets forth all
     ------------   ---------------------   -------------
patents, trademarks, service marks, trade names, copyrights, domain names, franchises and licenses, all royalties and license agreements, all applications therefor, and all other rights with respect to the foregoing owned or used by the Company or any Subsidiary ("Intellectual Property"). The intellectual
                                ---------------------
property and rights set forth on Schedule 2.21 include all of the foregoing
                                 -------------
necessary for the operation of the Company's and the Subsidiaries' business as now conducted and as proposed to be conducted. To the Company's knowledge, the Company's and each Subsidiary's ownership and use of the foregoing does not infringe or conflict with the rights of others; neither the Company nor any Subsidiary is or will be obligated to make any royalty, fee or other payments in connection with its ownership or use of any patent, trademark, trade name, copyright or other intangible asset in connection with the conduct of its business as now conducted and as proposed to be conducted, except as described on Schedule 2.21. Except as set forth on Schedule 2.21, neither the Company nor
   -------------                          -------------
any Subsidiary has been notified of any claim by any person or entity that the Company or any Subsidiary is violating any trademark, service mark, trade name, patent or copyright, or other intangible asset or right owned by any other person or entity or that is using any name that is confusingly similar to that of any other person or entity, and, to the Company's knowledge, there is no basis for any such claim.

     Section 2.22.  Proprietary Information of Third Parties.  Except as set
     ------------   ----------------------------------------
forth on Schedule 2.22, no third party has claimed or, to the Company's
         -------------
knowledge, has reason to claim that any person employed by or affiliated with the Company or any Subsidiary has (a) violated or, to the Company's knowledge, may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or, to the Company's knowledge, may be disclosing or utilized or, to the Company's knowledge, may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or, to the Company's knowledge, may be interfering in the employment relationship between such third party and any of its employees. To the Company's knowledge, no person or entity employed by or affiliated with the Company or any Subsidiary has employed or proposes to employ any trade secret or any information or documentation proprietary to any other person or entity in connection with the business of the Company or any Subsidiary.

     Section 2.23.  Brokers.  Except as set forth on Schedule 2.23, no finder,
     ------------   -------                          -------------
broker, agent, financial advisor or other intermediary has acted, directly or indirectly, on behalf of the Company or any Subsidiary in connection with the offering of the Common Stock or the negotiation or consummation of this Agreement or any of the transactions contemplated hereby, or is entitled to any fee, payment, commission or other consideration with respect thereto.

     Section 2.24.  Absence of Material Undisclosed Liabilities.  Except for (a)
     ------------   -------------------------------------------
any and all liabilities, accounts payable and accrued expenses reflected on the Balance Sheet or incurred in the ordinary course of business since the Balance Sheet Date, and (b) obligations of future performance under contracts set forth on a Schedule hereto and other contracts entered into in the ordinary course of business which are not required to be listed on a Schedule hereto, as of the

Closing Date, the Company will have no material liabilities or obligations, whether absolute, accrued, contingent or otherwise and whether due or to become due.

     Section 2.25.  Year 2000 Compliance.  Except as otherwise disclosed on
     ------------   --------------------
Schedule 2.25, the Company, its Subsidiaries and its Management Systems and
-------------
Production and Distribution Systems are or will be Year 2000 Compliant on or before December 31, 1999. As used in this Section the following terms have the following meanings:

     "Year 2000 Compliant" means, with respect to any person, that neither the year change from 1999 to 2000 (the arrival of the date January 1, 2000) nor leap year dates thereafter will (i) impair such person's ability to meet its obligations to third parties or (ii) result in errors or corruption in processing internally generated data or otherwise have a material adverse effect on the operations or functionality of such person or its Management Systems or Production and Distribution Systems, all of which will continue to operate as intended prior to, during and after January 1, 2000.

     "Management Systems" include, but are not limited to, all computer hardware (including integrated circuit/chip and firmware) and software applications that a person uses for managing and operating its business, including without limitation, functions such as accounting and billing, inventory tracking and maintenance and vendor and supplier sourcing.

     "Production and Distribution Systems" include, but are not limited to, all computer hardware (including integrated circuit/chip and firmware) and software applications, and all automated or electronic equipment, controls and other systems used by a person in its production or distribution process, from the point of input or raw material to final products and merchandise offered for sale and distributed to customers.

     Section 2.26.  Required Consents.   Except for the consents specified on
     ------------   -----------------
Schedule 2.26, no consent, order, authorization, approval, declaration or
-------------
filing, including, without limitation, any consent, approval or authorization of or declaration or filing with any governmental authority or any party to a material contract, is required on the part of the Company or any Subsidiary (and no notices to or consents or other approvals from any of the lessors or any of such lessors' mortgagees under any of the real property leases are required) for or in connection with the execution, delivery or performance of this Agreement and each of the other agreements contemplated hereby or the conduct of the business by the Company or any Subsidiary after the Closing, or to prevent a material default. The Company has no reason to believe that all of the required consents and approvals not obtained as of the Closing will not be obtained within six (6) months of Closing without material cost to the Company. Subject to obtaining the consents specified on Schedule 2.26, the execution, delivery
                                       -------------
and performance of this Agreement and the other instruments and agreements contemplated hereby by the Company will not result in any material violation of, be in material conflict with or constitute a material default under, any law, statute, regulation, ordinance, contract, agreement, instrument, judgment, decree or order to which the Company is a party or by which the Company is bound.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder represents and warrants to the Purchaser that the information set forth in this Article III is true and correct as of the date hereof and will be true and correct as of the Closing.

     Section 3.01.  Ownership of Stock.  Stockholder is the record and
     ------------   ------------------
beneficial owner of the number of shares of Common Stock listed in the preamble to this Agreement, free and clear of all liens, encumbrances, restrictions and claims of every kind, excluding the Stockholders Agreement, dated March 16, 1999, by and among the Company, Boston Ventures Limited Partnership V, Seacoast Capital Partners Limited Partnership, Thybo New Ventures Limited and Stockholder.

     Section 3.02.  Authority.  Stockholder has full legal right, power and
     ------------   ---------
authority to make, execute, deliver and perform this Agreement and to sell, assign, transfer and convey the shares of Common Stock owned by the Stockholder pursuant to this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due execution and delivery by the Purchaser, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.


                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Company that that the information set forth in this Article IV is true and correct as of the date hereof and will be true and correct as of the Closing:

     Section 4.01.  Investment Intent.   The Common Stock to be acquired by it
     ------------   -----------------
is being acquired solely for its own account, for investment purposes only and, with no present intention of distributing, selling, transferring or otherwise disposing of it, and the Purchaser has no present plans to enter into any such contract, undertaking, agreement or arrangement with respect thereto.

     Section 4.02.  Economic Risk; Sophistication.   The Purchaser is able to
     ------------   -----------------------------
bear the economic risk of an investment in the Common Stock to be acquired by it, can afford to sustain a total loss on such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment.

     Section 4.03.  Authority.   The Purchaser is duly organized, validly
     ------------   ---------
existing and in good standing under the laws of the State of Massachusetts. The Purchaser has all requisite power and authority to enter into this Agreement and perform its obligations hereunder, and this Agreement constitutes the valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

     Section 4.04.  Brokers.   No finder, broker, agent, financial advisor or
     ------------   -------
other intermediary has acted on behalf of the Purchaser in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby, and no such person is entitled to any fee, payment, commission or other consideration with respect thereto as a result of any arrangement made by the Purchaser.

     Section 4.05.  Limited Liquidity.   The Purchaser understands that the
     ------------   -----------------
Common Stock to be acquired by it may not be sold, transferred or otherwise disposed of without registration under the Act and any state securities laws, or an exemption therefrom (supported by an opinion of counsel satisfactory to the Company), and that in the absence of an effective registration statement covering such securities or an available exemption from registration, such securities may be required to be held indefinitely. The Purchaser is aware that the Common Stock to be acquired by it may not be sold pursuant to Rule 144 promulgated under the Act, unless all of the conditions of that Rule are met and that among the conditions for use of Rule 144 is the availability of current information to the public about the Company and that the Company has no obligation to make such information available. The Purchaser represents that, in the absence of an effective registration statement covering the Common Stock, they shall sell, transfer or otherwise dispose of such securities only in a manner consistent with the representations set forth herein, and the certificates for the Common Stock shall bear a legend to such effect.

     Section 4.06.  Accredited Investor. Purchaser is an "accredited investor"
     ------------   -------------------
as defined in Regulation D under the Act, and, together with its financial advisors, if any, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks involved in purchasing the Common Stock.

     Section 4.07.  Purchaser Information.   All of the information furnished by
     ------------   ---------------------
Purchaser in response to the Company's questionnaire is true and complete in all material respects.

                                   ARTICLE V
                              CLOSING CONDITIONS

     Section 5.01.  Conditions to Closing. Purchaser's obligation to purchase
     ------------   ---------------------
the Common Stock to be acquired by it at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions:

     (a)  Stockholders Agreement. A Stockholders Agreement substantially in the
          ----------------------
form of Exhibit 5.01 (a) attached hereto shall have been executed by the
        ----------------
parties named therein.

     (b)  Registration Rights Agreement. A Registration Rights Agreement
          -----------------------------
substantially in the form of Exhibit 5.01 (b) attached hereto shall have been
                             ----------------
executed by the parties named therein.

     (c)  Joint Marketing Agreement. The Company and Cahners Business
          -------------------------
Information shall agree to and execute a Joint Marketing Agreement substantially in the form of Exhibit 5.01(c) attached hereto.
               ---------------

     (d)  Representations and Warranties.   The representations and warranties
          ------------------------------
contained in Articles II, III, and IV shall be true and correct in all material respects on and as of the Closing Date as though made on and as of such date (except representations and warranties made as of a specified date, which shall be true as of such date), except that the representations and warranties contained in Sections 2.05 and 3.01 will be true and complete in all respects on and as of the Closing Date.

     (e)  Certificate; Documents. The Purchaser shall have received copies of
          ----------------------
each of the following, certified by the Secretary of the Company: (i) the Company's Certificate of Incorporation, (ii) a certificate of the Secretary of State of the State of New York as to the legal existence and good standing of the Company; (iii) the Company's Bylaws; (iv) the resolutions adopted by the directors of the Company authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby, the issuance, sale and delivery of the Common Stock hereunder; and (v) evidence of the qualification of the Company as a foreign corporation in the States of California, Massachusetts and New Jersey. The Purchaser shall also have received such other certificates and documents as the Purchaser shall reasonably request.

     (f)  Legal Opinion.  The Purchaser shall have received a legal opinion in
          -------------
form and substance satisfactory to the Purchaser from Gould & Wilkie LLP, counsel for the Company, substantially in the form set forth in Exhibit 5.01(f)
                                                                ---------------
hereof.

     (g)  Stock Certificates.  The Purchaser shall have received one or more
          ------------------
duly executed certificates representing the Common Stock to be acquired by it.

                                  ARTICLE VI
                                 MISCELLANEOUS

     Section 6.01.   Notices.   All notices, demands or other communications
     ------------    -------
hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by nationally recognized overnight courier services, or otherwise actually delivered:

          (a)  if to Stockholder, to:

               PartMiner, Inc.
               432 Park Avenue South, 12/th/ floor
               New York, N.Y. 10016
               Attention: Daniel Nissanoff

               if to the Company, to:

               PartMiner, Inc.
               432 Park Avenue South, 12/th/ floor
               New York, N.Y. 10016
               Attention: Michael R. Manley, Esq.
               Vice President and General Counsel

               with a copy to:

               Gould & Wilkie LLP
               One Chase Manhattan Plaza
               New York, N.Y. 10005-1401
               Attention: George J. Walsh, III, Esq.

          (b)  if to Purchaser, to:

               Elsevier Realty Information, Inc.
               c/o Cahners Business Information
               275 Washington Street
               Newton, MA 02458
               Attention: Chief Executive Officer and Chief Legal Counsel

               with a copy to:

               Cahners Business Information
               1350 East Touhy Avenue
               Des Plaines, IL 60018
               Attention: Mr. Brian Nairn

or at such other address as may have been furnished by such person in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered or as of the date deposited with the courier, as the case may be.

     Section 6.02.  Severability and Governing Law.   If any provision of this
     ------------   ------------------------------
Agreement is rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other provision of this Agreement. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflicts of laws provisions.

     Section 6.03.  Amendments, Etc.   This Agreement may be changed, waived or
     ------------   ---------------
terminated only with the written consent of the Stockholder, the Company and the Purchaser.

     Section 6.04.  Survival.   All agreements, representations and warranties
     ------------   --------
contained herein and in any certificate, documentation or agreement delivered pursuant hereto shall survive the execution and delivery of this Agreement, any investigation at any time made, and the sale and purchase of the Common Stock until two (2) years from the Closing or if earlier, until the Closing of the initial public offering of the Company's securities.

     Section 6.05.  The Company agrees to pay (a) the reasonable fees, up to
     ------------
$12,500, and expenses of counsel to Purchaser incurred with respect to any amendments or waivers required by the Company (whether or not they become effective) under or with respect to the Company's Certificate of Incorporation, Bylaws, this Agreement or any agreement or instrument contemplated hereby and
(b) in the event of a proven material breach or default of the Company's obligations to Purchaser under the Certificate of Incorporation, the Bylaws, this Agreement or any agreement or instrument contemplated hereby, the reasonable fees and expenses of Purchaser incurred in connection with the enforcement of the rights granted under any of the foregoing.

     Section 6.06.  Successors and Assigns.  This Agreement, and all provisions
     ------------   ----------------------
hereof, shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, provided that, the Purchaser may not assign its right to purchase the Common Stock without the consent of the Company in its sole discretion.

     Section 6.07.  Entire Agreement.  This Agreement, the attached exhibits
     ------------   ----------------
and schedules and the other agreements, documents and instruments contemplated hereby contain the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

     Section 6.08.  Counterparts.  This Agreement may be executed in one or more
     ------------   ------------
counterparts by facsimile signature, and with counterpart signature pages, each of which shall be an original, and all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a sealed instrument as of the date first above written.


                                 PARTMINER, INC., f/k/a Dast Corporation

                                     /s/ Daniel Nissanoff
                                 By:______________________________________
                                                       (Title)


                                 ELSEVIER REALTY INFORMATION, INC.

                                     /s/ Charles P. Fontaine
                                 By:______________________________________
                                                       (Title)


                                 /s/ Daniel Nissanoff
                                 _________________________________________
                                 Daniel Nissanoff